UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 6, 2007

Max Re Capital Ltd.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	000-33047	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Max Re House, 2 Front Street, Hamilton, Bermuda		HM 11
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (441) 296-8800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 6, 2007, the Registrant and Keith S. Hynes, the Chief Financial Officer and Executive Vice President of the Registrant, entered into a Retirement and Separation Agreement effective March 31, 2007 (the “Agreement”), setting forth the terms of Mr. Hynes’ retirement and separation from the Registrant. On its effective date, the Agreement will supersede the Employment Agreement, dated as of December 15, 1999, between Mr. Hynes and the Registrant (the “Employment Agreement”). The Agreement provides, among other things, for the following payments and benefits: (i) an initial payment of $212,500, to be paid between October 1, 2007 and October 10, 2007; (ii) an additional payment of $637,500, payable in equal installments over the 18-month period beginning on the first payroll date after the initial payment described in (i) above, in accordance with the Registrant’s regular payroll practices; (iii) a lump sum reimbursement of Mr. Hynes’ health, vision and dental benefits should he choose to continue these benefits through September 31, 2007, which shall be paid to Mr. Hynes between October 1, 2007 and October 10, 2007; (iv) payment of Mr. Hynes’ health, vision and dental benefits from October 1, 2007 through December 31, 2007; and (v) on or before April 10, 2007, Mr. Hynes will receive payment of any accrued but unused vacation time for 2007 (if any), as determined by the Registrant.

Mr. Hynes’ retirement and separation agreement incorporates the post-termination restrictions contained in his December 1999 employment agreement. These include perpetual non-disclosure and non-disparagement requirements in addition to two-year post-termination non-competition and non-solicitation restrictions.

Mr. Hynes also released the Registrant and its affiliates and related parties from any claims, causes of action, damages or liabilities relating to Mr. Hynes’ employment with the Registrant, his separation from the Registrant or otherwise. If Mr. Hynes should breach any of his obligations under the Agreement including the restrictive covenants incorporated by reference from his Employment Agreement, the Registrant will have no further obligation to make the payments and benefits described in the Agreement or the Employment Agreement and will be entitled to all other remedies available to it in law and/or equity.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

10.1	Retirement and Separation Agreement, dated March 6, 2007, by and between the Registrant and Keith S. Hynes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Max Re Capital Ltd.

Date: March 12, 2007	/s/ Peter A. Minton
	Name:	Peter A. Minton
	Title:	Executive Vice President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
10.1	Retirement and Separation Agreement, dated March 6, 2007, by and between the Registrant and Keith S. Hynes.